As filed with the Securities and Exchange Commission on June 19, 2007.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	95-1613718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2027 Harpers Way
Torrance, California 90501
310-533-0474
(Address of Principal Executive Offices)
VIRCO MFG. CORPORATION 2007 STOCK INCENTIVE PLAN
(Full Title of the Plans)
Robert E. Dose
Vice President, Secretary and Treasurer
2027 Harpers Way
Torrance, California 90501
(310) 533-0474
(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.01 per share	1,000,000	$6.33	$6,330,000	$194.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (i).

INTRODUCTION
     This Registration Statement on Form S-8 is filed by Virco Mfg. Corporation (the “Company” or the “Registrant”), relating to 1,000,000 shares of the Registrant’s Common Stock, par value $.01 per share (the “Common Stock”), which may be issued pursuant to awards under the Virco Mfg. Corporation 2007 Stock Incentive Plan.
PART I
     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission, referred to herein as the Commission, are incorporated herein by reference into this Registration Statement and made a part hereof:
(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, as filed with the Commission on April 16, 2007;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended April, 2007, as filed with the Commission on June 8, 2007;

(3)	The Company’s Current Reports on Form 8-K dated April 11, 2007, April 30, 2007 and June 8, 2007, as filed with the Securities and Exchange Commission;

(4)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-B, as filed with the Securities and Exchange Commission on August, 1984, as subsequently amended from time to time.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Certain legal matters relating to the valid issuance of the shares of Common Stock of the Company covered by the Plan have been passed upon by Gibson, Dunn & Crutcher LLP. Robert K. Montgomery, a member of the Company’s Board of Directors, and a partner of Gibson, Dunn & Crutcher LLP, is eligible to participate in the Plan and other stock incentive plans of the Company, and as of the date of this Registration Statement beneficially owns 17,471 shares of Common Stock of the Company.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article eight of the Registrant’s Bylaws also provide that the Registrant will indemnify its directors and officers and may indemnify other agents to the fullest extent not prohibited by Delaware law. The Registrant’s Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description
4.1*
Certificate of Incorporation of the Company dated April 23, 1984, as amended (incorporated by reference to Exhibit 1 to the Company’s Form 8-A (Commission File No. 001-08777), filed with the Commission on June 18, 2007).

4.2*
Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, dated October 15, 1996 (incorporated by reference to Exhibit 2 to the Company’s Form 8-A (Commission File No. 001-08777), filed with the Commission on June 18, 2007).

Exhibit No.	Description
4.3*
Amended and Restated Bylaws of the Company dated September 10, 2001 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-08777), filed with the Commission on September 14, 2001).

4.4*
Rights Agreement dated as of October 18, 1996, by and between the Company and Mellon Investor Services (as successor-in-interest to The Chase Manhattan Bank), as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form S-8 Registration Statement (Commission File No. 001-08777), filed with the Commission on October 25, 1996).

4.5*
Amendment dated as of April 27, 2007 by and between the Company and Mellon Investor Services LLC to the Rights Agreement by and between the Company and The Chase Manhattan Bank dated as of October 18, 1996 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-08777), filed with the Commission on June 8, 2007.

4.6	Virco Mfg. Corporation 2007 Stock Incentive Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.
Item 9. Undertakings.
     A The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 19 day of June, 2007.

VIRCO MFG. CORPORATION
By:	/s/ Robert A. Virtue
Robert A. Virtue
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Virtue and Robert E. Dose his/her true and lawful attorney-in-fact and agent, with full power of substitution and, for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Virtue Robert A. Virtue	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	June 19, 2007

/s/ Robert E. Dose Robert E. Dose	Vice President — Finance, Secretary and Treasurer (Principal Financial Officer)	June 19, 2007

/s/ Bassey Yau Bassey Yau	Corporate Controller (Principal Accounting Officer)	June 19, 2007

Signature	Title	Date

/s/ Douglas A. Virtue Douglas A. Virtue	Director	June 19, 2007

/s/ Donald S. Friesz Donald S. Friesz	Director	June 19, 2007

/s/ Robert K. Montgomery Robert K. Montgomery	Director	June 19, 2007

/s/ Albert J. Moyer Albert J. Moyer	Director	June 19, 2007

/s/ Glen D. Parish Glen D. Parish	Director	June 19, 2007

/s/ Donald A. Patrick Donald A. Patrick	Director	June 19, 2007

/s/ Thomas J. Schulte Thomas J. Schulte	Director	June 19, 2007

/s/ James R. Wilburn James R. Wilburn	Director	June 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1*
Certificate of Incorporation of the Company dated April 23, 1984, as amended (incorporated by reference to Exhibit 1 to the Company’s Form 8-A (Commission File No. 001-08777), filed with the Commission on June 18, 2007).

4.2*
Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, dated October 15, 1996 (incorporated by reference to Exhibit 2 to the Company’s Form 8-A (Commission File No. 001-08777), filed with the Commission on June 18, 2007).

4.3*
Amended and Restated Bylaws of the Company dated September 10, 2001 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-08777), filed with the Commission on September 14, 2001).

4.4*
Rights Agreement dated as of October 18, 1996, by and between the Company and Mellon Investor Services (as successor-in-interest to The Chase Manhattan Bank), as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form S-8 Registration Statement (Commission File No. 001-08777), filed with the Commission on October 25, 1996).

4.5*
Amendment dated as of April 27, 2007 by and between the Company and Mellon Investor Services LLC to the Rights Agreement by and between the Company and The Chase Manhattan Bank dated as of October 18, 1996 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-08777), filed with the Commission on June 8, 2007.

4.6	Virco Mfg. Corporation 2007 Stock Incentive Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.